_______________________________

                       SECURITIES AND EXCHANGE COMMISSION
                         _______________________________

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                       TO

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 _______________


Date  of  Report  (Date  of  earliest  event  reported):   February  11,  2002


                                  Proteo, Inc.
                   (formerly known as Trivantage Group, Inc.)
                                 _______________________________
             (Exact name of registrant as specified in its charter)


                                     Nevada
                         _______________________________
                 (State or other jurisdiction of incorporation)

         0-27039                                              88-0292249
(Commission File Number)                       (IRS Employer Identification No.)



                     2775  Mesa  Verde  Drive  East,  #F101
                            Costa  Mesa,  CA 92626
             (Address  of  principal executive offices) (Zip  Code)

Registrant's  telephone  number,  including  area  code:  (949) 979-7074


                                       N/A
        (Former name or former address, if changed since last report)

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Effective February 11, 2002, the Board of Directors of the Company approved the engagement of Squar, Milner, Reehl & Williamson, LLP Public Accountants ("Squar Milner") as its independent auditors for the fiscal year ended December 31, 2001 to replace Stonefield Josephson, Inc. (Stonefield Josephson"). The Company did not consult with Squar Milner on any matters prior to their retention.

The report of Stonefield Josephson on the Company's financial statements for the fiscal year ended December 31, 2000, and the related statements of operations, stockholder's equity and cash flows for the two years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and any subsequent interim period, there were no disagreements with Stonefield Josephson on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Stonefield Josephson would have caused Stonefield Josephson to make reference to the matter in their report.

The Registrant has provided a copy of this disclosure to its former accountants, and the Registrant requested that the former accountants furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Registrant, and, if not, stating the respects in which they do not agree. A copy of the former accountants' responses indicating agreement is included as an exhibit to this report.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS.


     (c)     Exhibits

16.1 Letter dated February 26, 2002 from Stonefield Josephson regarding its concurrence with the statements made by the Registrant in this Current Report.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February  21,  2002         PROTEO,  INC.

                                   By:/s/  Joerg  Alte
                                   Joerg  Alte
                                   Chief  Executive  Officer